UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 7, 2008

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

In 2004, El Paso Electric Company (the “Company”) entered into a 20-year contract for the purchase of up to 133 MW of capacity and associated energy from Southwestern Public Service Company (SPS) beginning in 2006 (the “contract”). The contract provides that, in the event the transactions thereunder are subject to adverse regulatory action, the affected party may initiate discussions with the other party to assess whether modifications to the contract may be appropriate. If the parties are unable to reach a mutually satisfactory resolution within six months, either party may terminate the contract by providing not less than two years’ prior written notice to the other party.

The Company previously received notice from SPS that SPS had been subject to adverse regulatory action by the Texas Public Utility Commission regarding transactions under the contract and that SPS wished to exercise its right to terminate the contract early. On January 29, 2008, the Company and SPS entered into an amendment to the contract and agreed that the contract will terminate on September 30, 2009. The Company received a fully executed copy of the amendment from SPS on February 7, 2008.

A copy of the amendment is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.01	First Amendment dated January 29, 2008 to the Transaction Agreement Between El Paso Electric Company and Southwestern Public Service Company dated July 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: February 7, 2008	By:	/s/ GARY D. SANDERS
Name: Gary D. Sanders
Title: General Counsel